Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS FIRST QUARTER 2005 RESULTS

April 28, 2005 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the first quarter ended March 31, 2005.

Site rental revenue for the first quarter of 2005 increased $10.7 million, or 8.3%, to $140.9 million from $130.2 million for the same period in the prior year. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased 9.0% to $93.2 million, up $7.7 million in the first quarter of 2005 from the same period in 2004. Operating loss was $6.1 million in the first quarter of 2005, compared to a loss of $6.1 million in the first quarter of 2004.

Adjusted EBITDA for the first quarter of 2005 increased $7.8 million, or 11.3%, to $76.5 million, up from $68.8 million for the same period in 2004. Recurring cash flow, defined as Adjusted EBITDA less interest expense less sustaining capital expenditures, was $34.1 million for the first quarter of 2005, compared to $11.4 million for the first quarter of 2004. For the first quarter of 2005, total capital expenditures were $9.6 million, comprised of $3.2 million of sustaining capital expenditures and $6.4 million of revenue generating capital expenditures.

Net loss was $128.8 million for the first quarter of 2005, inclusive of $82.6 million in losses from the early retirement of debt, compared to a net loss of $76.6 million for the same period in 2004, inclusive of $24.4 million of losses from the early retirement of debt. Net loss after deduction of dividends on preferred stock was $138.4 million in the first quarter of 2005, compared to a loss of $86.3 million for the same period last year. First quarter net loss per share was $(0.62) compared to a net loss per share of $(0.39) in last year’s first quarter.

News Release continued:	Page 2 of 12

OPERATING RESULTS

US site rental revenue for the first quarter of 2005 increased $9.8 million, or 8.1%, to $130.7 million, compared to first quarter 2004 US site rental revenue of $120.9 million, which included $2.4 million of revenue primarily associated with a lease buyout and reconciliation activities with certain customers. US site rental gross margin increased 9.0% to $87.7 million, up $7.2 million in the first quarter of 2005 from the same period in 2004.

Australia site rental revenue for the first quarter of 2005 increased $0.9 million, or 9.9%, to $10.2 million, up from $9.3 million for the same period in 2004. Australia site rental gross margin increased 9.0% to $5.6 million, up $0.5 million in the first quarter of 2005 from the same period in 2004.

“We are starting 2005 on solid footing,” said John P. Kelly, President and Chief Executive Officer of Crown Castle. “Led by continued strong demand for our towers in both the US and Australia, we continue to grow site rental revenue and Adjusted EBITDA consistent with our plan. Our operational execution has never been better as we continue our focus on assisting our customers as they build out their wireless networks.”

During the first quarter of 2005, Crown Castle spent $173.7 million to purchase $93.5 million of face value of its 4% Convertible Notes (convertible to common shares at $10.83 per share), reducing potential shares outstanding by 8.6 million. Also, between April 1, 2005 and April 28, 2005, Crown Castle purchased approximately 6.1 million shares of its common stock using approximately $101.1 million in cash, an average of $16.48 per share and purchased $24.6 million of 4% Convertible Notes for $43.4 million in cash, reducing potential shares outstanding by 2.3 million.

“Over the past four months, we have reduced our share count by 17.0 million, or approximately 7%, including the assumed conversion of the 4% Convertible Notes,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “As we have previously stated, we are focused on refinancing our existing indebtedness and increasing recurring cash flow per share, and may accomplish this, in part, by reducing our share count. Our purchases are consistent with our initiatives, and we believe this is an attractive way to invest our liquidity.”

Crown Castle plans to file amended first, second and third quarter 2004 Form 10-Q’s, related to the previously disclosed changes to its lease accounting, prior to filing its first quarter 2005 Form 10-Q.

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EMERGING BUSINESSES SEGMENT

Crown Castle is pursuing certain strategic opportunities, or adjacent businesses, which it believes exhibit sufficient potential to achieve an appropriate risk-adjusted return on investment and complement its core site rental business. Beginning in the first quarter of 2005, Crown Castle will present an Emerging Businesses segment, which will include Crown Castle Mobile Media and Crown Castle Solutions, in its consolidated financial statements to provide additional clarity on the performance of the core tower business and the discretionary investments being made in these emerging businesses. Crown Castle Mobile Media is seeking to maximize the value of its nationwide spectrum license through the provision of rich media services to mobile devices. Crown Castle Solutions seeks to provide a cost effective distributed antenna system solution to wireless carriers in areas where traditional tower deployments are unavailable.

OUTLOOK

The following outlook tables are based on current expectations and assumptions and assume a US dollar to Australian dollar exchange rate of 0.73 US dollars to 1.00 Australian dollars. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

The second quarter 2005 outlook contains certain anticipated one-time items in our US and Australian businesses. In the US, Crown Castle expects an increase in site rental cost of operations of approximately $1.2 million as compared to the first quarter of 2005, due primarily to seasonal repair and maintenance expense. In Australia, Crown Castle expects an increase in site rental revenue from a payment of approximately $2.1 million from an agreement with one of its customers. Further, Crown Castle has adjusted its interest expense outlook, which assumes certain refinancing activities are completed in May 2005.

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The following tables set forth Crown Castle’s current outlook:

(dollars in millions)	Second Quarter 2005	Full Year 2005
Site Rental Revenue	$144 to 146	$575 to 585
Site Rental Cost of Operations	$48 to 50	$185 to 195
Site Rental Gross Margin	$95 to 97	$385 to 400
Adjusted EBITDA	$77 to 79	$310 to 320
Interest Expense	$35 to 37	$130 to 137
Sustaining Capital Expenditures	$5 to 6	$10 to 14
Recurring Cash Flow	$35 to 37	$165 to 175
Revenue Generating Capital Expenditures:
Revenue Enhancing on Existing Sites	$5 to 10	$20 to 30
Land Purchases	$3 to 5	$7 to 12
New Site Construction	$5 to 10	$20 to 25
Total Revenue Generating Capital Expenditures	$13 to 25	$47 to 67

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Friday, April 29, 2005, at 10:30 a.m. eastern time to discuss first quarter results and Crown Castle’s Outlook. Please dial 303-262-2075 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 1:00 p.m. eastern time on Friday, April 29, 2005 through 11:59 p.m. eastern time on Friday, May 6, 2005 and may be accessed by dialing 303-590-3000 using passcode 11029402#. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops. Crown Castle offers significant wireless communications coverage to 68 of the top 100 United States markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and 1,300 wireless communication sites in the U.S. and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Non-Cash Compensation and Discontinued Operations

Crown Castle incurs non-cash compensation charges related to the issuance of restricted stock and stock options to certain employees and executives. Beginning in the first quarter of 2005 and in accordance with the provisions of SEC Staff Accounting Bulletin No. 107, Crown Castle is classifying all non-cash compensation as components of cost of operations and general and administrative costs. In prior periods, Crown Castle had shown non-cash compensation as a separate line-item on its income statement. Prior period amounts of non-cash compensation have been reclassified for comparison purposes.

News Release continued:	Page 5 of 12

In January 2005, Crown Castle adopted a plan to sell OpenCell, a small subsidiary that manufactures distributed antenna system equipment. As a result, Crown Castle has restated its financial statements to present the assets, liabilities, results of operations and cash flows of OpenCell as amounts from discontinued operations. Such restatements have been made for all periods presented.

Summary of Non-Cash Amounts In Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If, and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenues, ground lease expense and resulting impact on site rental gross margins is as follows:

(dollars in thousands)	For the Three Months Ended March 31, 2005
Non-Cash portion of site rental revenues:
Amounts attributable to rent-free periods	$1,628
Amounts attributable to straight-line recognition of fixed escalations	$1,323

$2,951
Non-Cash portion of ground lease expense:
Amounts attributable to straight-line recognition of fixed escalations	$3,408
Non-Cash compensation charges	$47

Non-Cash impact on site rental gross margins:	$(504)

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus cumulative effect of change in accounting principle, income (loss) from discontinued operations, minority interests, credit (provision) for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating non-cash compensation charges, asset write-down charges and restructuring charges (credits). Adjusted EBITDA is not intended as an alternative measure of operating results (as determined in accordance with Generally Accepted Accounting Principles (GAAP)). Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations.

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and less sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations (as determined in accordance with GAAP). Recurring cash flow is provided as additional information because management believes it to be useful in providing investors with a reasonable estimate of our cash flow available for discretionary investments (including expansion projects, improvements to existing sites, debt repayment,

News Release continued:	Page 6 of 12

securities purchases and dividends) without reliance on additional borrowing or the use of our cash and cash equivalents.

Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA is computed as follows:

	For the Three Months Ended March 31
(dollars in thousands)	2005	2004
Net income (loss)	$(128,761)	$(76,637)
Income (loss) from discontinued operations, net of tax	1,499	(13,002)
Minority interests	(1,275)	131
Credit (provision) for income taxes	144	653
Interest expense and amortization of deferred financing costs	39,269	57,322
Interest and other income (expense)	83,017	25,416
Depreciation, amortization and accretion	72,172	70,743
Operating non-cash compensation charges	1,548	2,215
Asset write-down charges	436	1,948
Restructuring charges (credits)	8,477	(33)

Adjusted EBITDA	$76,526	$68,756

Recurring Cash Flow is computed as follows:

(dollars in thousands)	For the Three Months Ended March 31, 2005
Net cash provided by operating activities	$27,041
Add: Other adjustments(1)	10,216
Less: Sustaining capital expenditures	(3,178)

Recurring Cash Flow	$34,079

(1)	Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Sustaining Capital Expenditures is computed as follows:

(dollars in thousands)	For the Three Months Ended March 31, 2005
Capital expenditures	$9,599
Less: Revenue enhancing on existing sites	(3,544)
Less: Land purchases	(321)
Less: New site construction	(2,556)

Sustaining capital expenditures	$3,178

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Adjusted EBITDA for the quarter ending June 30, 2005 and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q2 2005 Outlook	Full Year 2005 Outlook
Net income (loss)	$(117.2) to (101.6)	$(312.0) to (261.5)
Minority interests	(1.0) to (2.0)	0.0 to (4.0)
Credit (provision) for income taxes	0.1 to 0.2	0.5 to 2.0
Interest expense and amortization of deferred financing costs	35.0 to 37.0	130.0 to 137.0
Interest and other income (expense)	75.0 to 80.0	155.0 to 165.0
Depreciation, amortization and accretion	70.0 to 75.0	280.0 to 300.0
Operating non-cash compensation charges	1.5 to 2.0	6.0 to 8.0
Asset write-down charges	0.0 to 2.0	2.0 to 5.0
Restructuring charges (credits)	—	8.0 to 9.0

Adjusted EBITDA	$77.0 to 79.0	$310.0 to 320.0

Recurring Cash Flow for the quarter ending June 30, 2005 and the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q2 2005 Outlook	Full Year 2005 Outlook
Net cash provided by operating activities	$36.0 to 42.0	$159.0 to 185.0
Add: Other adjustments(1)	0.0 to 5.0	0.0 to 20.0
Less: Sustaining capital expenditures	(5.0) to (6.0)	(10.0) to (14.0)

Recurring Cash Flow	$35.0 to 37.0	$165.0 to 175.0

(1)	Other adjustments include adjustments for changes in assets and liabilities, excluding the effects of acquisitions, restructuring charges and provision for income taxes.

Other Calculations:

Sustaining Capital Expenditures for the quarter ending June 30, 2005 and year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q2 2005 Outlook	Full Year 2005 Outlook
Capital expenditures	$18.0 to 31.0	$57.0 to 81.0
Less: Revenue enhancing on existing sites	(5.0) to (10.0)	(20.0) to (30.0)
Less: Land purchases	(3.0) to (5.0)	(7.0) to (12.0)
Less: New site construction	(5.0) to (10.0)	(20.0) to (25.0)

Sustaining capital expenditures	$5.0 to 6.0	$10.0 to 14.0

Site Rental Gross Margin for the quarter ending June 30, 2005 and for the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q2 2005 Outlook	Full Year 2005 Outlook
Site rental revenue	$144.0 to 146.0	$575.0 to 585.0
Less: Site rental cost of operations	(48.0) to (50.0)	(185.0) to (195.0)

Site rental gross margin	$95.0 to 97.0	$385.0 to 400.0

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Recurring Cash Flow for the quarter ending June 30, 2005 and for the year ending December 31, 2005 is forecasted as follows:

(dollars in millions)	Q2 2005 Outlook	Full Year 2005 Outlook
Adjusted EBITDA	$77.0 to 79.0	$310.0 to 320.0
Less: Interest expense	(35.0) to (37.0)	(130.0) to (137.0)
Less: Sustaining capital expenditures	(5.0) to (6.0)	(10.0) to (14.0)

Recurring Cash Flow	$35.0 to 37.0	$165.0 to 175.0

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) demand for our towers, (ii) purchases of our shares or other securities, (iii) return on investment of our emerging businesses, adjacent businesses and strategic opportunities, (iv) currency exchange rates, (v) site rental revenue, (vi) repair and maintenance expense, (vii) customer payments, (viii) site rental cost of operations, (ix) site rental gross margin, (x) Adjusted EBITDA, (xi) interest expense, (xii) sustaining capital expenditures, (xiii) recurring cash flow, (xiv) revenue enhancing capital expenditures on existing sites, (xv) land purchases, (xvi) new site construction, and (xvii) revenue generating capital expenditures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand.

•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease revenues.

•	An economic or wireless telecommunications industry slowdown may materially and adversely affect our business and the business of our customers.

•	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

•	We operate in a competitive industry and some of our competitors have significantly more resources or less debt than we do.

•	Technology changes may significantly reduce the demand for site leases and negatively impact the growth in our revenues.

•	2.5G/3G and other technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	We generally lease or sublease the land under our sites and towers and may not be able to extend these leases.

•	We may need additional financing, which may not be available, for strategic growth opportunities.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.

•	We are heavily dependent on our senior management.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.

•	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	Disputes with customers and suppliers may adversely affect results.

News Release continued:	Page 9 of 12

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission.

News Release continued:	Page 10 of 12

CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND OTHER FINANCIAL DATA
(in thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
Net revenues:
Site rental	$140,926	$130,180
Network services and other	16,179	14,703

Total net revenues	157,105	144,883

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental (including non-cash compensation charges)	47,680	44,602
Network services and other (including non-cash compensation charges)	11,468	11,035

Total costs of operations	59,148	55,637

General and administrative (including non-cash compensation charges)	22,547	22,266
Corporate development	432	439
Restructuring charges (credits) (including non-cash compensation charges)	8,477	(33)
Asset write-down charges	436	1,948
Depreciation, amortization and accretion	72,172	70,743

Operating loss	(6,107)	(6,117)
Interest and other income (expense)	(83,017)	(25,416)
Interest expense and amortization of deferred financing costs	(39,269)	(57,322)

Loss from continuing operations before income taxes and minority interests	(128,393)	(88,855)
Credit (provision) for income taxes	(144)	(653)
Minority interests	1,275	(131)

Loss from continuing operations	(127,262)	(89,639)
Income (loss) from discontinued operations, net of tax	(1,499)	13,002

Net loss	(128,761)	(76,637)
Dividends on preferred stock	(9,653)	(9,696)

Net loss after deduction of dividends on preferred stock	$(138,414)	$(86,333)

Per common share – basic and diluted:
Loss from continuing operations	$(0.61)	$(0.45)
Income (loss) from discontinued operations	(0.01)	0.06

Net loss	$(0.62)	$(0.39)

Common shares outstanding – basic and diluted	223,601	219,294

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental	$85,999	$79,033
Network services and other (before corporate development expenses)	(9,041)	(9,838)

Adjusted EBITDA before corporate development expenses	76,958	69,195
Corporate development	(432)	(439)

Total Adjusted EBITDA	$76,526	$68,756

Non-cash compensation charges:
Site rental non-cash compensation charges	47	77
Network services non-cash compensation charges	24	39
General and administrative non-cash compensation charges	1,477	2,099

Operating non-cash compensation charges	1,548	2,215
Restructuring non-cash compensation charges	6,424	—

Total non-cash compensation charges	$7,972	$2,215

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$383,077	$566,707
Receivables, net of allowance for doubtful accounts	12,883	28,366
Inventories	4,933	4,781
Deferred site rental receivable	4,988	6,395
Prepaid expenses and other current assets	27,455	28,771
Assets of discontinued operations	3,048	3,693

Total current assets	436,384	638,713
Property and equipment, net of accumulated depreciation	3,304,591	3,368,166
Goodwill	333,718	333,718
Deferred site rental receivable	87,657	84,928
Deferred financing costs and other assets, net of accumulated amortization	141,019	145,997

	$4,303,369	$4,571,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,765	$12,168
Accrued interest	31,372	43,308
Accrued compensation and related benefits	5,844	15,445
Deferred rental revenues and other accrued liabilities	113,621	116,326
Liabilities of discontinued operations	640	568
Long-term debt, current maturities	182,564	97,250

Total current liabilities	340,806	285,065
Long-term debt, less current maturities	1,552,346	1,753,148
Deferred ground lease payable	120,282	116,874
Other liabilities	42,082	44,302

Total liabilities	2,055,516	2,199,389

Minority interests	29,403	30,468
Redeemable preferred stock	508,374	508,040
Stockholders’ equity	1,710,076	1,833,625

	$4,303,369	$4,571,522

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CROWN CASTLE INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(128,761)	$(76,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	72,172	70,743
Losses on purchases of long-term debt	82,587	24,367
Amortization of deferred financing costs and discounts on long-term debt	1,494	2,960
Non-cash compensation charges	7,972	2,215
Asset write-down charges	436	1,948
Minority interests	(1,275)	131
Equity in losses and write-downs of unconsolidated affiliates	2,791	1,173
Loss (income) from discontinued operations	1,499	(13,002)
Changes in assets and liabilities:
Decrease in accrued interest	(11,936)	(17,833)
Decrease in accounts payable	(5,398)	(1,746)
Increase (decrease) in deferred rental revenues, deferred site rental receivable and other liabilities	(8,271)	(6,675)
Decrease in receivables	15,427	3,307
Increase in inventories, prepaid expenses and other assets	(1,696)	(2,276)

Net cash provided by (used for) operating activities	27,041	(11,325)

Cash flows from investing activities:
Proceeds from disposition of property and equipment	4	415
Capital expenditures	(9,599)	(6,601)
Investments in affiliates and other	(45)	(14,028)
Maturities of investments	—	62,650
Purchases of investments	—	(36,050)

Net cash provided by (used for) investing activities	(9,640)	6,386

Cash flows from financing activities:
Proceeds from issuance of capital stock	3,319	3,562
Purchases and redemption of long-term debt	(173,695)	(267,359)
Payments under revolving credit agreements	(21,987)	(15,000)
Purchases of capital stock	(4,074)	(4,108)
Principal payments on long-term debt	—	(2,750)
Incurrence of financing costs	(3,550)	(412)

Net cash used for financing activities	(199,987)	(286,067)

Effect of exchange rate changes on cash	(262)	264
Discontinued operations	(782)	31,509

Net decrease in cash and cash equivalents	(183,630)	(259,233)
Cash and cash equivalents at beginning of period	566,707	409,344

Cash and cash equivalents at end of period	$383,077	$150,111

Supplemental disclosure of cash flow information:
Interest paid	$49,295	$71,860
Income taxes paid	144	153

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 6/30/04				Quarter Ended 9/30/04				Quarter Ended 12/31/04				Quarter Ended 3/31/05
	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC
Revenues
Site Rental	121,058	11,449	—	132,507	125,546	9,683	—	135,229	128,838	10,711	—	139,549	130,692	10,173	61	140,926
Services	17,085	1,123	40	18,248	13,900	975	81	14,956	16,907	1,003	76	17,986	14,138	2,041	—	16,179

Total Revenues	138,143	12,572	40	150,755	139,446	10,658	81	150,185	145,745	11,714	76	157,535	144,830	12,214	61	157,105
Operating Expenses
Site Rental	41,705	3,913	—	45,618	42,377	3,427	—	45,804	43,474	4,655	—	48,129	43,011	4,590	79	47,680
Services	11,123	681	302	12,106	9,201	892	624	10,717	11,494	825	575	12,894	10,277	915	276	11,468

Total Operating Expenses	52,828	4,594	302	57,724	51,578	4,319	624	56,521	54,968	5,480	575	61,023	53,288	5,505	355	59,148
General & Administrative
Site Rental	4,693	2,656	—	7,349	4,211	2,517	—	6,728	4,629	3,039	—	7,668	4,472	2,836	—	7,308
Services	19,498	—	520	20,018	14,403	—	1,805	16,208	16,303	—	1,125	17,428	14,587	—	652	15,239

Total General & Administrative	24,191	2,656	520	27,367	18,614	2,517	1,805	22,936	20,932	3,039	1,125	25,096	19,059	2,836	652	22,547
Operating Cash Flow
Site Rental	74,660	4,880	—	79,540	78,958	3,739	—	82,697	80,735	3,017	—	83,752	83,209	2,747	(18)	85,938
Services	(13,536)	442	(782)	(13,876)	(9,704)	83	(2,348)	(11,969)	(10,890)	178	(1,624)	(12,336)	(10,726)	1,126	(928)	(10,528)

Total Pre-Corporate Development Cash Flow	61,124	5,322	(782)	65,664	69,254	3,822	(2,348)	70,728	69,845	3,195	(1,624)	71,416	72,483	3,873	(946)	75,410
Corporate Development	371	—	—	371	211	—	—	211	434	—	—	434	—	—	432	432
Add: Non-Cash Compensation	6,177	26	—	6,203	1,433	9	—	1,442	3,212	16	—	3,228	1,506	14	28	1,548

Adjusted EBITDA	66,930	5,348	(782)	71,496	70,476	3,831	(2,348)	71,959	72,623	3,211	(1,624)	74,210	73,989	3,887	(1,350)	76,526

	Quarter Ended 6/30/04				Quarter Ended 9/30/04				Quarter Ended 12/31/04				Quarter Ended 3/31/05
	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC	CCUSA	CCAL	EmB	CCIC
Gross Margins:
Site Rental	66%	66%	—	66%	66%	65%	—	66%	66%	57%	—	66%	67%	55%	-30%	66%
Services	35%	39%	N/M	34%	34%	9%	N/M	28%	32%	18%	N/M	28%	27%	55%	—	29%
Operating Cash Flow Margins
Site Rental	62%	43%	—	60%	63%	39%	—	61%	63%	28%	—	60%	64%	27%	-30%	61%
Services	-79%	39%	N/M	-76%	-70%	9%	N/M	-80%	-64%	18%	N/M	-69%	-76%	55%	—	-65%
Adjusted EBITDA Margin	48%	43%	N/M	47%	51%	36%	N/M	48%	50%	27%	N/M	47%	51%	32%	N/M	49%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	6/30/2004	9/30/2004	12/31/2004	3/31/2005
Net income (loss)	$(50,780)	$450,656	$(88,129)	$(128,761)
Income (loss) from discontinued operations, net of tax	(15,107)	(509,140)	1,065	1,499
Minority interests	277	544	(1,154)	(1,275)
Credit (provision) for income taxes	684	(6,856)	149	144
Interest expense, amortization of deferred financing costs	56,568	52,281	40,599	39,269
Interest and other income (expense)	1,310	13,552	37,985	83,017
Depreciation, amortization and accretion	70,473	69,925	72,424	72,172
Non-cash compensation charges	6,203	1,442	3,228	1,548
Asset write-down charges	1,868	—	3,836	436
Restructuring charges (credits)	—	(445)	4,207	8,477

Adjusted EBITDA	$71,496	$71,959	$74,210	$76,526

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 6/30/04			Quarter Ended 9/30/04			Quarter Ended 12/31/04			Quarter Ended 3/31/05
	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC
Revenues
Site Rental	132,507	—	132,507	135,229	—	135,229	139,549	—	139,549	140,926	—	140,926
Services	18,248	—	18,248	14,956	—	14,956	17,986	—	17,986	16,179	—	16,179

Total Revenues	150,755	—	150,755	150,185	—	150,185	157,535	—	157,777	157,105	—	157,105
Operating Expenses
Site Rental	45,618	—	45,618	45,804	—	45,804	48,129	—	48,129	47,645	35	47,680
Services	12,106	—	12,106	10,717	—	10,717	12,894	—	12,894	11,468	—	11,468

Total Operating Expenses	57,724	—	57,724	56,521	—	56,521	61,023	—	61,023	59,113	35	59,148
General & Administrative
Site Rental	7,349	—	7,349	6,728	—	6,728	7,668	—	7,668	7,308	—	7,308
Services	20,018	—	20,018	15,109	1,099	16,208	17,017	411	17,428	15,157	82	15,239

Total General & Administrative	27,367	—	27,367	21,837	1,099	22,936	24,685	411	25,096	22,465	82	22,547
Operating Cash Flow
Site Rental	79,540	—	79,540	82,697	—	82,697	83,752	—	83,752	85,973	(35)	85,938
Services	(13,876)	—	(13,876)	(10,870)	(1,099)	(11,969)	(11,925)	(411)	(12,336)	(10,446)	(82)	(10,528)

Total Pre-Corporate Development Cash Flow	65,664	—	65,664	71,827	(1,099)	70,728	71,827	(411)	71,416	75,527	(117)	75,410
Corporate Development	371	—	371	211	—	211	434	—	434	—	432	432
Add: Non-Cash Compensation	6,203	—	6,203	1,442	—	1,442	3,228	—	3,228	1,548	—	1,548

Adjusted EBITDA	71,496	—	71,496	73,058	(1,099)	71,959	74,621	(411)	74,210	77,075	(549)	76,526

	Quarter Ended 6/30/04			Quarter Ended 9/30/04			Quarter Ended 12/31/04			Quarter Ended 3/31/05
	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC	Restricted	Other	CCIC
Gross Margins:
Site Rental	66%	—	66%	66%	—	66%	66%	—	66%	66%	—	66%
Services	34%	—	34%	28%	—	28%	28%	—	28%	29%	—	29%
Operating Cash Flow Margins
Site Rental	60%	—	60%	61%	—	61%	60%	—	60%	61%	—	61%
Services	-76%	—	-76%	-73%	—	-80%	-66%	—	-69%	-65%	—	-65%

Adjusted EBITDA Margin	47%	N/A	47%	49%	N/A	48%	47%	N/A	47%	49%	N/A	49%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(in $ thousands)

	Quarter Ended
	6/30/2004	9/30/2004	12/31/2004	3/31/2005
Net income (loss)	$(50,780)	$450,656	$(88,129)	$(128,761)
Income (loss) from discontinued operations, net of tax	(15,107)	(509,140)	1,065	1,499
Minority interests	277	544	(1,154)	(1,275)
Credit (provision) for income taxes	684	(6,856)	149	144
Interest expense, amortization of deferred financing costs	56,568	52,281	40,599	39,269
Interest and other income (expense)	1,310	13,552	37,985	83,017
Depreciation, amortization and accretion	70,473	69,925	72,424	72,172
Non-cash compensation charges	6,203	1,442	3,228	1,548
Asset write-down charges	1,868	0	3,836	436
Restructuring charges (credits)	—	(445)	4,207	8,477

Adjusted EBITDA	$71,496	$71,959	$74,210	$76,526

14

CCI FACT SHEET Q1 2005

$ in thousands

	Q1 ‘04		Q1 ‘05		% Change
CCUSA
Site Rental Revenue	$120,926		$130,692		8%
Ending Sites	10,602		10,606		0%

CCAL
Site Rental Revenue	$9,254		$10,173		10%
Ending Sites	1,388		1,388		0%

CC EmB
Site Rental Revenue	$—		61		—
Ending Sites	—		—		—

TOTAL CCIC
Site Rental Revenue	$130,180		$140,926		8%
Ending Sites	11,990		11,994		0%

Ending Cash and Investments	$171,485		$383,077

Debt
Bank Debt	$1,467,000		$158,012
Bonds	$1,718,327		$1,576,898
6 1/4% & 8 1/4% Convertible Preferred Stock	$507,037		$508,374

Total Debt	$3,692,364		$2,243,284

Leverage Ratios
Net Bank Debt / EBITDA*	4.7	X	N/A
Net Bank Debt + Bonds / EBITDA*	11.0	X	4.4	X
Total Net Debt / EBITDA*	12.8	X	6.1	X
* Last Quarter Annnualized Adjusted EBITDA	$275,024		$306,104